                                                                  Exhibit 23.1

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration Statement No. 333-112802 of Vaso Active Pharmaceuticals, Inc. on Form S-8 of our report dated February 25, 2004 (Except July 7, 2004, as to notes 1, 8 and 11), appearing in this amended Annual Report on Form 10-KSB/A of Vaso Active Pharmaceuticals, Inc. for the year ended December 31, 2003.


/s/ Stowe & Degon

Worcester, Massachusetts
July 20, 2004